EXHIBIT 1
                                VOTING AGREEMENT

      This Voting Agreement ("Voting Agreement") is entered into as of December 8, 2008, by and among (i) The D3 Family Fund, L.P., The D3 Family Bulldog Fund, L.P., The D3 Family Canadian Fund, L.P., The DIII Offshore Fund, L.P., Nierenberg Investment Management Company, Inc., Nierenberg Investment Management Offshore, Inc. and David Nierenberg (collectively, the "Shareholders"), and (ii) Electro Scientific Industries, Inc. (the "Company").

                                    Recitals

      A. The Shareholders Own (as defined below) shares of common stock of the Company.

      B. The Shareholders are entering into this Voting Agreement to provide for the manner in which they will vote certain of their Subject Securities (as defined below).

                                    Agreement

      NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Certain Definitions

      For purposes of this Voting Agreement:

            (a) An "Affiliate" of, or Person "Affiliated" with, a specified Person, is a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, the Person specified; provided, however, that, notwithstanding anything to the contrary in this Voting Agreement, a publicly-held corporation shall not, for purposes of Section 3.3, be deemed to be an "Affiliate" of a Shareholder by virtue of being Controlled by such Shareholder, unless (i) a majority of the members of the board of directors of such corporation consists of one or more of the Shareholders, individually or collectively, directly or indirectly through one or more intermediaries or other representatives or (ii) one or more of the Shareholders, individually or collectively, directly or indirectly through one or more intermediaries, is the beneficial owner of a majority of any class of voting securities of such corporation.

            (b) The term "Associate," when used to indicate a relationship with any Person, means (1) a corporation or organization (other than the Company) of which such Person is an officer, member or partner or is, directly or indirectly, the beneficial owner of 20% or more of any class of equity securities, (2) any trust or other estate for the benefit of such Person or as to which such Person serves as trustee or in a similar capacity, or (3) any relative or spouse of such Person, or any relative of such spouse, by blood, marriage or adoption and not more remote than a first cousin; or a trust or other estate for the benefit of any such relative or spouse or as to which such relative or spouse serves as trustee or in a similar capacity; or a corporation or organization (other than the Company) of which such relative or spouse is an officer, member or partner or is, directly or indirectly, the beneficial owner of 20% or more of any class of equity securities; provided, however, that, for purposes of Section 3.3, the term "Associate," when used to indicate a relationship with any Person, means (i) a privately-held corporation or organization of which such Person is an officer, member or partner or is, directly or indirectly, the beneficial owner of 20% or more of any class of equity securities, (ii) any trust or other estate for the benefit of such Person or as to which such Person serves as trustee or in a similar capacity, or (iii) any relative or spouse of such Person, or any relative of such spouse, by blood, marriage or adoption and not more remote than a first cousin; or a trust or other estate for the benefit of any such relative or spouse or as to which such relative or spouse serves as trustee or in a similar capacity; or a corporation or organization (other than the Company) of which (x) a majority of the members of the board of directors (or equivalent governing body) of such entity consists of one or more of any such relatives or spouses or such Person, individually or collectively, directly or indirectly through one or more intermediaries or other representatives, or (y) one or more of any such relatives or spouses or such Person, individually or collectively, directly or indirectly through one or more intermediaries, is a managing partner (or general partner) or a managing member (or manager) of such entity or is the beneficial owner of a majority of any class of voting securities of such entity.

            (c) The term "Control" (including the terms "Controlling," "Controlled by" and "under common Control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that a corporation, partnership or limited liability company shall not be deemed to be Controlled by a Shareholder, unless one or more of the Shareholders, individually or collectively, directly or indirectly through one or more intermediaries, serves on such entity's board of directors (or equivalent governing body), has at least one representative on such entity's board of directors (or equivalent governing body), is a managing partner (or general partner) or a managing member (or manager) of such entity or is the beneficial owner of 20% or more of any class of equity securities of such entity.

            (d) A Person shall be deemed to "Own" or to have acquired "Ownership" of or to be the "Owner" of a security if such Person: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

            (e) The term "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or governmental entity (whether foreign, federal, state, county, city or otherwise and including any instrumentality, division, agency or department thereof).

            (f) "Subject Securities" shall mean: (i) all securities issued by the Company (including all shares of Company common stock and all options, restricted stock units, warrants and other rights to acquire shares of Company common stock) that are Owned by each Shareholder as of the date of this Voting Agreement; and (ii) all additional securities issued or to be issued by the Company (including all additional shares of Company common stock and all additional options, restricted stock units, warrants and other rights to acquire shares of Company


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

common stock) of which such Shareholder acquires Ownership after the date of this Voting Agreement.

            (g) A Person shall be deemed to have a effected a "Transfer" of a security if any other Person directly or indirectly acquires Ownership of such security because such transferor directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than the Company;
(ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than the Company; or (iii) reduces such transferor's beneficial ownership of, interest in or risk relating to such security (other than any such reduction that occurs because such security is repurchased by the Company).

SECTION 2. Voting of Shares

      2.1 Voting Covenant. If, as of the record date with respect to any meeting of the shareholders of the Company (however called) or any written action by consent of shareholders of the Company, the Shareholders collectively Own issued and outstanding shares of Company common stock that, in the aggregate, exceed 15% of the total issued and outstanding shares of Company common stock as of such record date (the number of shares collectively Owned by the Shareholders as of such record date less the number of shares that equals 15% of the total issued and outstanding shares of Company common stock as of such record date being referred to herein as the "Excess Shares"), then each Shareholder hereby agrees that, at any such meeting or in any such consent, such Shareholder shall cause the number of Excess Shares Owned by such Shareholder to be voted in accordance with the recommendation of the Company's Board of Directors. For example and not by way of limitation, if after the date of this Voting Agreement the Company's Board of Directors recommends that shareholders of the Company vote in favor of a certain proposal to be presented at a shareholders' meeting and against a certain other proposal to be presented at such meeting, then each Shareholder shall cause the number of Excess Shares with respect to that meeting Owned by such Shareholder to be voted in favor of the former proposal and against the latter proposal. With respect to any meeting of the shareholders of the Company (however called) or any written action by consent of shareholders of the Company, that portion of the Excess Shares deemed to be Owned by each Shareholder shall be determined by the Company in good faith; provided, however, that the number of Excess Shares determined by the Company to be Owned by a Shareholder shall not exceed the number of issued and outstanding shares of Company common stock Owned by such Shareholder on the applicable record date. In addition, if some or all of the issued and outstanding shares of Company common stock Owned by a Shareholder as of the applicable record date are owned of record by one or more Persons other than the Shareholder, then the Company shall determine which (if any) of the shares owned of record by each such Person shall be included in that portion of the Excess Shares deemed to be Owned by such Shareholder. No Shareholder shall enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the foregoing provisions of this Section 2.1. For the avoidance of doubt, the determination by the Company of the number of Excess Shares Owned by a Shareholder shall be made for the purposes of this Voting Agreement only and not for any other purpose.


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

      2.2 Proxy; Further Assurances.

            (a) Contemporaneously with the execution of this Voting Agreement (or, with respect to Persons who become "Shareholders" under this Voting Agreement after the date hereof, at such time as such Person becomes a "Shareholder"), each Shareholder shall deliver to the Company a proxy in the form attached to this Voting Agreement as Exhibit A, which proxy is coupled with an interest and shall be irrevocable to the fullest extent permitted by law (at all times during the term of this Voting Agreement) with respect to the shares referred to therein (the "Proxy").

            (b) Each Shareholder shall, at such Shareholder's own expense, perform such further acts and execute such further proxies and other documents and instruments as may reasonably be required to vest in the Company the power to carry out and give effect to the provisions of this Voting Agreement.

            (c) No Shareholder shall enter into any tender, voting or other agreement, or grant a proxy or power of attorney, with respect to the Subject Securities that is inconsistent with this Voting Agreement or otherwise take any other action with respect to the Subject Securities that would in any way restrict, limit or interfere with the performance of any Shareholder's obligations hereunder or the transactions contemplated hereby.

SECTION 3. Transfer of Subject Securities and Voting Rights; Affiliates and Associates

      3.1 Restriction on Transfer of Subject Securities. No Shareholder shall, directly or indirectly, knowingly cause or permit any Transfer of any of the Subject Securities to any Affiliate or Associate of any Shareholder (other than any Affiliate or Associate who is already a Shareholder) or to any Person (not already a Shareholder) who, together with any Shareholder or Shareholders, acts as a group for the purpose of acquiring, holding, voting or disposing of securities of the Company, unless, prior to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Company, to be bound by all of the terms of this Voting Agreement as a "Shareholder" hereunder.

      3.2 Restriction on Transfer of Voting Rights. Each Shareholder shall ensure that none of the Subject Securities is deposited into a voting trust.

      3.3 Affiliates and Associates. Prior to such time (if any) as any Affiliate or Associate of a Shareholder (other than any Affiliate or Associate who is already a Shareholder) shall acquire Ownership of any securities of the Company, such Shareholder shall cause such Affiliate or Associate, as applicable, to agree in a writing, reasonably satisfactory in form and substance to the Company, to be bound by all of the terms of this Voting Agreement as a "Shareholder" hereunder. For example and without limiting the generality of the foregoing, if after the date of this Voting Agreement a new, privately-held corporation is formed and 20% of a class of equity securities of such corporation is issued to a Shareholder, then, prior to such time as such corporation acquires Ownership of any securities of the Company, such Shareholder shall cause such corporation to agree in a writing, reasonably satisfactory in form and substance to the Company, to be bound by all of the terms of this Voting Agreement as a "Shareholder" hereunder. In addition, no Shareholder, directly or indirectly through one or more


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

intermediaries, shall agree or enter into any agreement, arrangement or understanding with any Person (not already a Shareholder), whether or not in writing, to act as a group for the purpose of acquiring, holding, voting or disposing of securities of the Company unless such Shareholder first causes such Person to agree in a writing, reasonably satisfactory in form and substance to the Company, to be bound by all of the terms of this Voting Agreement as a "Shareholder" hereunder.

SECTION 4. Representations and Warranties

      4.1 Representations and Warranties of Shareholders. The Shareholders hereby represent and warrant to the Company as follows:

            (a) Authorization, etc. Each Shareholder has the absolute and unrestricted power, authority and capacity to execute and deliver this Voting Agreement and the Proxy and to perform such Shareholder's obligations hereunder and thereunder. This Voting Agreement and the Proxy have been duly executed and delivered by each Shareholder and constitute legal, valid and binding obligations of each Shareholder, enforceable against such Shareholder in accordance with their terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. If any Shareholder is a corporation, then such Shareholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If any Shareholder is a general or limited partnership, then such Shareholder is a partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If any Shareholder is a limited liability company, then such Shareholder is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized.

            (b) No Conflicts or Consents.

                  (i) The execution and delivery of this Voting Agreement and the Proxy by each Shareholder do not, and the performance of this Voting Agreement and the Proxy by such Shareholder will not: (a) conflict with or violate any law or order applicable to such Shareholder or by which such Shareholder or any of such Shareholder's properties is or may be bound or affected; or (b) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any lien on any of the Subject Securities pursuant to, any contract or agreement to which such Shareholder is a party or by which such Shareholder or any of such Shareholder's affiliates or properties is or may be bound or affected.

                  (ii) The execution and delivery of this Voting Agreement and the Proxy by each Shareholder do not, and the performance of this Voting Agreement and the Proxy by such Shareholder will not, require any consent or approval of any Person.

            (c) No Other Agreements. No Shareholder, directly or indirectly through one or more intermediaries, has any agreement, arrangement or understanding, whether or not in


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

writing, with any Person that is not a party to this Voting Agreement to act as a group for the purpose of acquiring, holding, voting or disposing of securities of the Company.

      4.2 Representations and Warranties of the Company. The execution and delivery of this Voting Agreement by the Company, and the performance of this Voting Agreement by the Company, has been approved by the Company's board of directors. The execution and delivery of this Voting Agreement by the Company does not, and the performance of this Voting Agreement by the Company will not, result in the breach of or constitute a default under any other agreement to which the Company is a party or by which the Company is bound.

SECTION 5. Miscellaneous

      5.1 Term. This Voting Agreement shall terminate when the Shareholders (including the Shareholders' respective Affiliates and Associates and other Persons required to be made parties to this Voting Agreement pursuant to the terms of Section 3.1 or Section 3.3), collectively, cease to Own at least 15% of the then-total issued and outstanding shares of Company common stock; provided, however, that this Voting Agreement shall in no event terminate sooner than the third anniversary of the date of this Voting Agreement.

      5.2 Further Assurances. From time to time and without additional consideration, each Shareholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions (including the provision to the Company of such information as the Company may reasonably request regarding the record and beneficial ownership of the shares of Company common stock Owned by the Shareholder and all other information that the Company may reasonably request solely to facilitate the determinations to be made by the Company under Section 2.1), as the Company may reasonably request for the purpose of carrying out and furthering the intent of this Voting Agreement.

      5.3 Expenses. Subject to Section 5.9, all costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

      5.4 Notices. Any notice or other communication under this Voting Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier (such as DHL or Federal Express), two business days after mailing;
(c) if sent by facsimile transmission before 5:00 p.m., when transmitted and receipt is confirmed; (d) if sent by facsimile transmission after 5:00 p.m. and receipt is confirmed, on the following business day; and (e) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Voting Agreement:

      if to a Shareholder:

            at the address set forth on the signature page hereof; and


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

      with a copy (which shall not constitute notice) to:

      DLA Piper US LLP
      2000 University Avenue
      East Palo Alto, CA  94303
      Attn:  Henry Lesser
      Facsimile: (650) 687-1181

      if to the Company:

      Electro Scientific Industries, Inc.
      13900 NW Science Park Drive
      Portland, OR  97229
      Attn:  Paul R. Oldham
      Facsimile: (503) 671-5571

      with a copy (which shall not constitute notice) to:

      Stoel Rives LLP
      900 SW Fifth Avenue, Suite 2600
      Portland, OR  97204
      Attention:  Henry H. Hewitt and Steven H. Hull
      Facsimile: (503) 220-2480

      5.5 Severability. Any term or provision of this Voting Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Voting Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

      5.6 Entire Agreement. This Voting Agreement and the Proxies and any other documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

      5.7 Amendments. This Voting Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf


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

of the Company and Shareholders holding a majority of the issued and outstanding shares of Company common stock then held by all Shareholders.

      5.8 Assignment; Binding Effect; No Third Party Rights. This Voting Agreement shall be binding upon and inure to the benefit of each Shareholder and such Shareholder's heirs, estate, executors and personal representatives and such Shareholder's successors and permitted assigns, and this Voting Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns; provided, however, that neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by any Shareholder without the prior written consent of the Company (and any attempted or purported assignment or delegation of any of such interests or obligations without the prior written consent of the Company shall be void) and provided further that, for the avoidance of doubt, nothing in the foregoing proviso shall affect the provisions of Section 3.1 (it being understood that, following any Transfer that meets the terms and conditions of Section 3.1, the transferring Shareholder shall continue to have the rights and obligations as a "Shareholder" under this Voting Agreement with respect to the remaining Subject Securities Owned by such Shareholder and with respect to any and all Subject Securities as to which such Shareholder subsequently acquires Ownership). This Voting Agreement shall be binding upon any Person to whom any Subject Securities are transferred only to the extent set forth in Section 3.1. Nothing in this Voting Agreement is intended to confer on any Person (other than each Shareholder and such Shareholder's heirs, estate, executors, personal representatives, successors and permitted assigns and the Company and its successors and assigns) any rights or remedies of any nature.

      5.9 Specific Performance; Injunctive Relief; Attorneys' Fees. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement or the Proxies were not performed in accordance with their specific terms or were otherwise breached. Each Shareholder agrees that, in the event of any breach or threatened breach by any Shareholder of any covenant or obligation contained in this Voting Agreement or in any Proxy, the Company shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. Each Shareholder further agrees that neither the Company nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.9, and each Shareholder irrevocably waives any right he or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. If any action, suit, or other proceeding (whether at law, in equity or otherwise) is instituted concerning or arising out of this Voting Agreement or any transaction contemplated hereunder, the prevailing party shall recover, in addition to any other remedy granted to such party therein, all of such party's costs and attorneys' fees incurred in connection with the prosecution or defense of such action, suit or other proceeding.

      5.10 Non-Exclusivity. The rights and remedies of the Company under this Voting Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).


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

      5.11 Governing Law; Jurisdiction; Waiver of Jury Trial. This Voting Agreement shall be governed by, and construed in accordance with, the laws of the State of Oregon, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Voting Agreement or any of the transactions contemplated by this Voting Agreement, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the federal or state courts of the State of Oregon;
(b) irrevocably waives the right to trial by jury; and (c) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepared, to the address at which such Shareholder or the Company, as the case may be, is to receive notice in accordance with Section 5.4.

      5.12 Counterparts. This Voting Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

      5.13 Captions. The captions contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.

      5.14 Waiver. No failure on the part of the Company to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of the Company in exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The Company shall not be deemed to have waived any claim available to the Company arising out of this Voting Agreement, or any power, right, privilege or remedy of the Company under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of the Company; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

      5.15 Independence of Obligations. The covenants and obligations of each Shareholder set forth in this Voting Agreement shall be construed as independent of any other contract between such Shareholder, on the one hand, and the Company, on the other. The existence of any claim or cause of action by such Shareholder against the Company shall not constitute a defense to the enforcement of any of such covenants or obligations against such Shareholder. Nothing in this Voting Agreement shall limit any of the rights or remedies of the Company or any of the obligations of any Shareholder under any agreement between such Shareholder and the Company or any certificate or instrument executed by such Shareholder in favor of the Company; and nothing in any such agreement, certificate or instrument, shall limit any of the rights or remedies of the Company or any of the obligations of any Shareholder under this Voting Agreement.

      5.16 Additional Shareholders. For the avoidance of doubt, the parties acknowledge and agree that any Person that, pursuant to Section 3.1 or Section 3.3, agrees in a writing, reasonably satisfactory in form and substance to the Company, to be bound by all of the terms of this Voting Agreement as a "Shareholder" hereunder (it being understood that, by so agreeing to


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

be bound, such Person shall be deemed to be making as of the date of such Person's execution of such writing, with respect to such Person (but not any other Shareholder), the representations and warranties contained in Section 4.1 as if references therein to a Shareholder were references to such Person in such Person's capacity as a Shareholder) shall have all of the rights and obligations of a "Shareholder" hereunder and shall be a party hereto as a "Shareholder" hereunder.

      5.17 Construction.

            (a) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

            (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

            (c) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (d) Except as otherwise indicated, all references in this Voting Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Voting Agreement and Exhibits to this Voting Agreement.

                  [Remainder of page intentionally left blank.]


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

      In Witness Whereof, the parties have caused this Voting Agreement to be executed as of the date first written above.

                                    THE D3 FAMILY FUND, L.P.


                                    By:  Nierenberg Investment Management
                                         Company, Inc.
                                    Its: General Partner

                                    By:  /s/ David Nierenberg
                                       -----------------------------------------
                                         David Nierenberg, President

                                    Address:   19605 NE 8th Street
                                               Camas, WA 98607
                                    Facsimile: (360) 604-1811

                                    THE D3 FAMILY BULLDOG FUND, L.P.


                                    By:  Nierenberg Investment Management
                                         Company, Inc.
                                    Its: General Partner

                                    By:  /s/ David Nierenberg
                                       -----------------------------------------
                                       David Nierenberg, President

                                    Address:   19605 NE 8th Street
                                               Camas, WA 98607
                                    Facsimile: (360) 604-1811

                                    THE D3 FAMILY CANADIAN FUND, L.P.


                                    By:  Nierenberg Investment Management
                                         Company, Inc.
                                    Its: General Partner

                                    By:  /s/ David Nierenberg
                                       -----------------------------------------
                                       David Nierenberg, President

                                    Address:    19605 NE 8th Street
                                                Camas, WA 98607
                                    Facsimile: (360) 604-1811

                       Signature Page to Voting Agreement

                                    THE DIII OFFSHORE FUND, L.P.


                                    By:  Nierenberg Investment Management
                                         Offshore, Inc.
                                    Its: General Partner

                                    By:  /s/ David Nierenberg
                                       -----------------------------------------
                                         David Nierenberg, President

                                    Address:   19605 NE 8th Street
                                               Camas, WA 98607
                                    Facsimile: (360) 604-1811

                                    NIERENBERG INVESTMENT MANAGEMENT
                                    COMPANY, INC.


                                    By:  /s/ David Nierenberg
                                       -----------------------------------------
                                         David Nierenberg, President

                                    Address:   19605 NE 8th Street
                                               Camas, WA 98607
                                    Facsimile: (360) 604-1811

                                    NIERENBERG INVESTMENT MANAGEMENT
                                    OFFSHORE, INC.


                                    By:  /s/ David Nierenberg
                                       -----------------------------------------
                                        David Nierenberg, President

                                    Address:   19605 NE 8th Street
                                               Camas, WA 98607
                                    Facsimile: (360) 604-1811

                       Signature Page to Voting Agreement

                                           /s/ David Nierenberg
                                    --------------------------------------------
                                    David Nierenberg

                                    Address:   19605 NE 8th Street
                                               Camas, WA 98607
                                    Facsimile: (360) 604-1811

                                    ELECTRO SCIENTIFIC INDUSTRIES, INC.


                                    By:    /s/ Paul R. Oldham
                                    --------------------------------------------
                                    Name:  Paul R. Oldham
                                    Title: Vice President of Administration,
                                    Chief  Financial Officer & Secretary


                       Signature Page to Voting Agreement

                                   Exhibit A

                            Form of Irrevocable Proxy

                               Irrevocable Proxy

      This Proxy is irrevocable (during the term of the Voting Agreement, as hereinafter defined), is coupled with an interest and is granted in connection with, and as security for, the Voting Agreement, dated as of the date hereof (the "Voting Agreement"), between Electro Scientific Industries, Inc., an Oregon corporation (the "Company"), and the undersigned Owner of shares of capital stock of the Company (the "Shareholder"). This Proxy shall remain in effect for so long as the Voting Agreement remains in effect. Capitalized terms used in this Proxy and not otherwise defined shall have the meanings set forth in the Voting Agreement.

      With respect to any and all meetings of the shareholders of the Company (however called) and any and all written actions by consent of shareholders of the Company during the term of the Voting Agreement, the Shareholder, hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes the Chief Executive Officer and the Chief Financial Officer of the Company, and each of them, the attorneys and proxies of the Shareholder, with full power of substitution and resubstitution, to the full extent of the Shareholder's rights with respect to those shares of the capital stock of the Company now Owned or hereafter Owned by the Shareholder that constitute Excess Shares as of the record date with respect to such meeting or consent. Upon the execution of this Proxy, all prior proxies given by the Shareholder with respect to any of the Excess Shares are hereby revoked, and the Shareholder agrees that no subsequent proxies will be given with respect to any of the Excess Shares. The Shareholder acknowledges and agrees that any subsequent proxy given by the Shareholder with respect to any shares of the capital stock of the Company Owned by the Shareholder as of the record date for any meeting of the shareholders of the Company (however called) or any written action by consent of shareholders of the Company shall apply only to such of those shares that are not Excess Shares as of such record date. The Shareholder further acknowledges and agrees that any statement in any such subsequent proxy to the effect that such proxy revokes any proxy or proxies previously given shall not apply to revoke this Proxy given with respect to Excess Shares, as this Proxy is irrevocable (during the term of the Voting Agreement). If the Shareholder is not the "beneficial owner" of the Excess Shares (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), the Shareholder acknowledges and agrees that this Proxy is authorized by the beneficial owner of such Excess Shares.

      During the term of the Voting Agreement, the attorneys and proxies named above will be empowered, and may exercise this Proxy, to vote any Excess Shares Owned by the undersigned, at any meeting of the shareholders of the Company (however called) and in connection with any written action by consent of shareholders of the Company, in accordance with the recommendation of the Company's Board of Directors. For example and not by way of limitation, if during the term of the Voting Agreement the Company's Board of Directors recommends that shareholders of the Company vote in favor of a certain proposal to be presented at any such meeting and against a certain other proposal to be presented at such meeting, then the attorneys and proxies named above will be empowered, and may exercise this Proxy, to vote any Excess Shares Owned by the undersigned in favor of the former proposal and against the latter

                                     Proxy
proposal. If the Shareholder is not the record owner of any such Excess Shares, the Shareholder hereby authorizes the attorneys and proxies named above to instruct each record owner of the Excess Shares to vote the Excess Shares, at any meeting of the shareholders of the Company (however called) and in connection with any written action by consent of shareholders of the Company, in accordance with the recommendation of the Company's Board of Directors.

      The Shareholder may vote all shares of the capital stock of the Company Owned by the Shareholder that are not Excess Shares, and the attorneys and proxies named above may not exercise this Proxy with respect to any such shares that are not Excess Shares.

      This Proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Shareholder.

      Any term or provision of this Proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Shareholder agrees that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Proxy shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Shareholder agrees to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

      Dated: ________________

                                         SHAREHOLDER


                                         _______________________________________
                                         Signature


                                         _______________________________________
                                         Printed Name


                                     Proxy